UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 22, 2016

A. SCHULMAN, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-7459	34-0514850
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3637 Ridgewood Road, Fairlawn, Ohio	44333
(Address of principal executive offices)	(Zip Code)

(330) 666-3751
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02    DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On September 22, 2016, A. Schulman, Inc. (the “Company”) entered into an employment agreement with Joseph M. Gingo, Chief Executive Officer, President, and Chairman (the “Agreement”). A copy of the Agreement is attached hereto as Exhibit 10.1 and incorporated by reference herein. The Company previously announced on August 18, 2016 that Mr. Gingo had been re-appointed to the position of Chief Executive Officer and President. In connection with the signing of the Agreement, on September 22, 2016, Mr. Gingo was granted 25,000 unrestricted full value award shares, and 125,000 restricted stock units which are subject to vesting on a pro rata basis on each of the three anniversaries of the grant date (collectively, the “Equity Awards”). A copy of the Notice of Grant and Award Agreement relating to the Equity Awards (the “Award Agreement”) is attached hereto as Exhibit 10.2. A brief description of the terms and conditions of the Employment Agreement and the Equity Awards is set forth below and is qualified, in its entirety by reference to the text of the Agreement and the Award Agreement.

Employment Agreement

•
The term commenced September 22, 2016 and ends on August 31, 2018, provided, however, that the Company may, upon providing written notice to Employee at least ninety (90) days prior to August 18, 2018, extend the Term for one additional year until August 31, 2019.

•
Mr. Gingo’s initial annual base salary is $920,000, which may be increased, from time to time, by the Compensation Committee of the Board of Directors as it deems appropriate in its reasonable business judgment, but which may not be decreased except as a result of Disability, as such term is defined in the Agreement.

•
Mr. Gingo will be eligible to participate in the Company’s bonus program for senior executives, with a target level of 100% of base salary and leverage ranging from zero to 200% based upon the achievement of performance metrics determined by the Compensation Committee.

•
Mr. Gingo will be eligible for restricted stock and performance stock grants, stock options/grants and other discretionary awards and/or cash equivalents as approved by the Board of Directors consistent with the Company's long-term equity incentive plans, compensation philosophy and annual benchmarking, commencing with the annual grant cycle for the 2017 fiscal year, provided, however, that all such awards will be subject to performance-based vesting. The target level of the initial long-term incentive award will be 150% of Mr. Gingo’s base salary, with leverage ranging from zero to 200% based upon performance metrics determined by the Compensation Committee.

•
Mr. Gingo will be eligible to receive benefits made generally available to the Company’s executives in accordance with Company policies and will be eligible to participate in his discretion in all other employee compensation and benefit plans generally available to executives at a level appropriate for his position.

•
Upon termination of Mr. Gingo’s employment during the term of the Agreement, he may be entitled to receive certain post-termination benefits depending upon whether such termination is by the Company without Cause, a Resignation for Cause by Mr. Gingo, or by reason of Mr. Gingo’s death or Disability (as such terms are defined in the Agreement). In the event the Company terminates Mr. Gingo’s employment without Cause or Mr. Gingo elects a Resignation for Cause prior to the expiration of the Agreement, Mr. Gingo will receive: (i) his base salary for the remaining term of the Agreement; (ii) bonus(es) with respect to each August 31 in the remaining term of the Agreement, payable in each case on the next October 31, each in an amount equal to 100% of his base salary; (iii) vesting of any outstanding equity award which has time-based vesting; and (iv) pro rata vesting of any outstanding equity award which has performance-based vesting, if, and only if, at the end of the applicable performance period the performance criteria for each performance-based award is achieved. In the event Mr. Gingo is terminated by reason of death, the Company shall pay a lump sum amount equal to 60% of his salary for 24 months to a designated beneficiary. In the event that Mr. Gingo becomes Disabled, the Company shall pay 60% of his base salary, plus medical benefits if Mr. Gingo elects to be a participant in connection with such benefits, for Mr. Gingo and his family during the period of his Disability (not to exceed 24 months). After six months of Disability, the Company shall have the right to terminate Mr. Gingo; provided, however, that the 60% payments and medical benefits, if any, shall continue for the remainder of the 24-month period.

•
Pursuant to the confidentiality, non-competition and non-solicitation provisions of the Agreement, for a period of one year following any termination of Mr. Gingo’s employment, he shall not, directly or indirectly, either as an individual for his own account or as an investor, or other participant in, or as an employee, agent, or representative of, any other business enterprise: (i) solicit, employ, entice, take away or interfere with, or attempt to solicit, employ, entice, take away or interfere with, any employee of the Company; or (ii) engage, participate in, finance, aid or be connected with any enterprise that competes with the business of the Company.

•
Under the terms of the Agreement, Mr. Gingo is not entitled to receive a tax gross up from the Company for any excise tax imposed upon him under Sections 280G and 4999 of the Internal Revenue Code of 1986, as amended (the “Code”) or the Treasury Regulations promulgated thereunder. In the event that any payments or benefits paid or payable to Mr. Gingo pursuant to the Agreement would constitute a “parachute payment” within the meaning of Section 280G of the Code, then Mr. Gingo shall receive the greater of the net best effects of the following: (i) one dollar less than the amount which would cause the payments and benefits to constitute a “parachute payment;” or (ii) the amount of such payments and benefits, after taking into account all federal, state and local taxes, including the excise tax imposed under Section 4999 of the Code payable by the covered executive on such payments and benefits, if such amount would be greater than the cut-back amount, after taking into account all federal, state and local taxes.

Equity Awards

•	Mr. Gingo received 25,000 unrestricted full-value shares under the Amended and Restated 2006 Incentive Plan on September 22, 2016.

•
Mr. Gingo received 125,000 restricted stock units under the 2014 Equity Incentive Plan on September 22, 2016. These restricted stock units will be subject to vesting on a pro rata basis on each of the three anniversaries of the grant date. If Mr. Gingo’s employment terminates due to death, Disability (as defined in the Agreement) or Retirement (as defined in the Agreement), his unvested restricted stock units will fully vest on the date of his death, Disability, Retirement, Resignation for Cause, termination by the Company without Cause, or upon a Change in Control. If Mr. Gingo’s employment is terminated by the Company for Cause, all unvested restricted stock units will be forfeited on his termination date. Termination for Cause by the Company is the only event of forfeiture under the Award Agreement and the Agreement.

Executive Officer Change-in-Control Agreements

On September 22, 2016, A. Schulman, Inc. (the “Company”) entered into change-in-control agreements (the “Change-in-Control Agreements”) with certain of its executive officers, including named executive officers Heinrich Lingnau-Schneider, Senior Vice President, General Manager - EMEA, and Gustavo Perez, Senior Vice President, General Manager - Latin America. The Change-in-Control Agreements supersede and replace all current change-in-control agreements previously executed by the Company with respect to such covered executives and other executive officers, which by their terms were scheduled to expire on December 31, 2017, although several of the Company’s more recently appointed executive officers had not executed the previous form of change-in-control agreement. The material provisions of the Change-in-Control Agreements, which have not changed other than with respect to term, are described below. The summary description is qualified in its entirety by reference to the complete text of the Change-in-Control Agreements, a form of which is attached hereto as Exhibit 10.3 and is incorporated by reference herein.

•	The term of the Change-in-Control Agreements commences on September 22, 2016 and ends on December 31, 2018.

•
The Change-in-Control Agreements provide that in the event (i) a covered executive is terminated by the Company during a Change-in-Control Protection Period without Cause, or (ii) a covered executive resigns from the Company during a Change-in-Control Protection Period for Good Reason (as such terms are defined in the Change-in-Control Agreements), such covered executive shall be entitled to the following: (1) continued payment of compensation and the provision of benefits through the date of termination; (2) an amount equal to any accrued, but unused vacation days; (3) a lump sum cash payment equal to the sum of (a) 200% of the covered executive’s base salary for the calendar year immediately preceding the year in which the date of termination occurs, plus (b) 200% of the covered executive’s annual target bonus for the fiscal year in which termination occurs; and (4) the continuation of certain insurance benefits for a period of 18 months after the date of termination.

•
Pursuant to the confidentiality, non-competition and non-solicitation provisions of the Change-in-Control Agreements, in the event that a covered executive becomes entitled to receive compensation under their respective Change-in-Control Agreement, then for a period of one year such covered executive shall not, directly or indirectly, either as an individual for his own account or as an investor, or other participant in, or as an employee, agent, or representative of, any other business enterprise: (i) solicit, employ, entice, take away or interfere with, or attempt to solicit, employ, entice, take away or interfere with, any employee of the Company; or (ii) engage, participate in, finance, aid or be connected with any enterprise that competes with the business of the Company.

•
Under the terms of the Change-in-Control Agreements, covered executives are not entitled to receive a tax gross up from the Company for any excise tax imposed upon them under Sections 280G and 4999 of the Internal Revenue Code of 1986, as amended.

ITEM 9.01    FINANCIAL STATEMENTS AND EXHIBITS.

(d)	Exhibits.

Exhibit Number	Description

10.1	Employment Agreement, by and between A. Schulman, Inc. and Joseph M. Gingo, dated September 22, 2016 (filed herewith).
10.2	Notice of Grant and Award Agreement, dated September 22, 2016 (filed herewith).
10.3	Form of Executive Officer Change-in-Control Agreement (filed herewith).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

A. Schulman, Inc.

By: /s/ Andrean Horton
Andrean Horton
Executive Vice President & Chief Legal Officer

Date: September 22, 2016